UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2010

FORCE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52494
(Commission File Number)

98-0462664
(IRS Employer Identification No.)

708 11th Ave SW Suite 219, Calgary, Alberta, Canada T2R 0E4
(Address of principal executive offices and Zip Code)

(403) 457-3672
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 21, 2010,  Michael Mathot was appointed as secretary, treasurer and director of Force Energy Corp. (the “Company”) and Rahim Rayani resigned as secretary and treasurer of the Company. Mr. Mathot obtained a Business Administration degree with a major in finance from the Daniels College of Business at the University of Denver and most recently served as a banking officer with Scotiabank Group.  Mr. Mathot  intends to utilize his background in corporate finance to assist with various studies for and the completion of the Diamond Springs Prospect. In addition, Mr. Mathot is expected to be responsible for administrative and investor relations activities as well as helping to identify new opportunities in energy projects for the Company.

As of May 21, 2010 the company’s directors and officers are:

Rahim Rayani	President, Chief Executive Officer, Chief Financial Officer and Director
Michael Mathot	Secretary, Treasurer and Director

Mr Mathot did not enter into any material, plan, contract or other arrangement with the Company in connection with his appointment and has not since the beginning of the Company’s fiscal year entered into any transaction with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE ENERGY CORP.

/s/ Rahim Rayani
Rahim Rayani
President, Chief Executive Officer,
Chief Financial Officer and Director

Dated:                      May 26, 2010